EXHIBIT 5.1

                  Legal Opinion of CD Farber Law Corporation


                               C. D. Farber Law
                       Vancouver, British Columbia, Canada
                                    V6E IT9
                              Tel: (604) 608-4226
                              Fax: (604 608-4223
                       A British Columbia Law Corporation

July 21, 2003

K-Tronik International Corporation
290 Vincent Ave, 3rd Floor
Hackensack, New Jersey 07601

Re:     K-Tronik International Corporation (the "Corporation")
Registration Statement on Form SB-2 (the "Registration
Statement") dated July 21, 2003

Dear Sir or Madam:

We have acted as counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of up to 8,288,172 shares of the Corporation's Common Stock, par value $0.00001 per share (the "Common Stock").

We are furnishing this opinion to you in accordance with Item
601(b)(5) of Regulation S-B promulgated under the 1933 Act for filing as
Exhibit 5.1 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have relied upon these documents together with the audited financial statements of the Corporation in expressing our opinion below.

The opinions expressed herein are limited to the Nevada General
Corporation Law. We do not express any opinion concerning any law other than the Nevada General Corporation Law.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

Very truly yours,

CD FARBER LAW CORPORATION

"Christopher D. Farber"